NEWS RELEASE

                                                          November 4, 2003

FOR RELEASE AT 6:00 A.M. EST TUESDAY, NOV. 4, 2003

NWN REPORTS RESULTS FOR QUARTER, NINE MONTHS ENDED 9/30/03

     PORTLAND, Ore. - Northwest Natural Gas Company (NYSE: NWN), dba NW Natural, recorded a consolidated loss applicable to common stock of $6.5 million or 25 cents a diluted share for the quarter ended Sept. 30, 2003, compared to a loss of $6.6 million or 26 cents a diluted share for the equivalent period a year earlier, Mark S. Dodson, president and chief executive officer, said Tuesday. A third quarter loss is customary for NW Natural, reflecting low summertime use of natural gas.

     "NW Natural's better results for this year's third quarter show the growing earnings contribution from our gas storage business and the success of the decoupling mechanism that went into effect in Oregon a year ago," Dodson said. "These factors helped to offset the impact of weak economic conditions in the region, a smaller earnings contribution from gas cost savings and off-system sales, and higher expenses in a number of areas."

Third Quarter Detail
--------------------

     NW Natural incurred a loss applicable to common stock of $7.8 million or 30 cents a diluted share from gas utility operations in the third quarter of 2003, compared to a loss of $7.5 million or 29 cents a share in the third quarter of 2002. The Company earned $1.3 million or 5 cents a diluted share from its gas storage, subsidiary and other non-utility operations in the third quarter of 2003, compared to earnings of $0.9 million or 3 cents a share from these operations in the third quarter of 2002.

     Operating margin (gross revenues minus cost of sales) in the third quarter was $39.5 million, up $1.4 million or 4 percent from last year. Margin was higher in this year's third quarter primarily due to contributions from NW Natural's decoupling mechanism. NW Natural's "Conservation Tariff," approved by the Oregon Public Utility Commission (OPUC) effective Oct. 1, 2002, was designed to recover lost margin due to changes in residential and commercial customers' consumption patterns. The tariff included a partial decoupling mechanism that breaks the link between the Company's earnings and the quantity of energy consumed by its customers, so the Company does not have an incentive to discourage customers' conservation efforts. NW Natural deferred $1.5 million of lost margin in the third quarter of 2003 for future recovery under the decoupling mechanism, equivalent to 4 cents a diluted share of earnings.

     Total gas deliveries in the third quarter were 173 million therms, down about 1 percent from last year. Sales to residential and commercial customers were 48 million therms, down 13 percent from last year, while sales and transportation deliveries to industrial customers were 125 million therms, up 4 percent from last year.

     Margin in the third quarter from the residential and commercial markets was $0.8 million, or 3 percent, lower than last year, primarily reflecting weak economic conditions in the commercial sector. Margin from the industrial market (not including electric generation customers) was $0.4 million, or 5 percent, lower than last year, also reflecting weak economic conditions in the industrial manufacturing sector as well as transfers of some industrial customers from higher-margin to lower-margin tariff schedules or service agreements.

     NW Natural earned $1.0 million, after tax and revenue sharing, from its gas storage business segment in the third quarter of 2003. These earnings were equivalent to 4 cents a diluted share, compared to earnings from storage services of $0.4 million or 1 cent a share in the third quarter of 2002. The Company provides interstate gas storage services to customers in the interstate market from its Mist gas storage field, using storage capacity that has been developed in advance of core utility customers' requirements. Results from this segment also include earnings from a contract with an independent energy trading company that seeks to optimize the use of NW Natural's assets by trading temporarily unused portions of its gas storage capacity and upstream pipeline transportation capacity.

     NW Natural has a Purchased Gas Adjustment (PGA) tariff in Oregon under which it absorbs 33 percent of any excess cost of gas, or retains 33 percent of any savings, both as compared to the gas commodity prices built into rates. The Company also has an off-system gas sales program under which it shares margins realized from its sales in the off-system market of natural gas that was under contract with gas suppliers, but was not required for delivery to core market customers. NW Natural's share of the savings and margins realized from its gas commodity and off-system gas sales programs in the third quarter of 2003 contributed $0.5 million of margin, equivalent to 1 cent a diluted share of earnings. The equivalent result in the third quarter of 2002 was shared savings and margins of $1.6 million, equivalent to about 4 cents a diluted share of earnings.

Nine-Month Results
------------------

     The Company's earnings applicable to common stock for the nine months ended Sept. 30, 2003, were $24.0 million or 93 cents a diluted share, compared to earnings of $23.7 million or 93 cents a diluted share in the first nine months of 2002. Results for the first nine months of last year included a charge equivalent to 32 cents a diluted share for costs incurred in the Company's efforts to acquire Portland General Electric Company from Enron Corp.

     Total gas deliveries in the first nine months of 2003 were 750 million therms, down 50 million therms or about 6 percent from last year. Sales to residential and commercial customers were 378 million therms, down about 6 percent from last year, while sales and transportation deliveries to industrial customers were 372 million therms, down about 7 percent. Residential and commercial sales were depressed by warm weather, partially offset by customer growth, while industrial deliveries were depressed by weak economic conditions. Weather in the first nine months of 2003 was 6 percent warmer than average and 10 percent warmer than last year. NW Natural served about 564,000 customers at Sept. 30, 2003, representing 3.3 percent customer growth over the past 12 months.

     The margin contribution in the first nine months of 2003 from NW Natural's decoupling mechanism in Oregon was $3.0 million, equivalent to 7 cents a share of earnings. There was no margin contribution from this mechanism in the first nine months of 2002.

     NW Natural earned $3.4 million after tax and revenue sharing from its gas storage business segment in the first nine months of 2003, equivalent to 13 cents a diluted share, compared to earnings from the storage segment of $2.4 million or 9 cents a share in the first nine months of 2002.

     NW Natural's share of the savings and margins realized from the gas commodity and off-system gas sales programs under its PGA tariff contributed $5.3 million of margin in the first nine months of 2003, equivalent to 13 cents a diluted share of earnings. The equivalent result in the first nine months of 2002 was $12.0 million of margin, equivalent to 28 cents a share of earnings.

     Operations and maintenance expenses for the first nine months of 2003 were up $8.1 million, or 13 percent, over last year. This year's O&M expenses include higher pension expense as determined under Statement of Financial Accounting Standards (SFAS) No. 87 ($2.8 million), as well as higher costs for health benefits ($0.9 million) and business risk insurance premiums ($0.7 million). The higher expenses in these three categories reduced earnings through September by about 10 cents a share as compared to the equivalent expenses in the first nine months of last year.

Updated Outlook for 2003 and Outlook for 2004
---------------------------------------------

     NW Natural's chief financial officer, Bruce R. DeBolt, said the Company estimates that its results for the quarter ending Dec. 31, 2003, will be earnings in the range of 80 to 90 cents a share. Estimated earnings for the full year 2003 thus are in the range of $1.73 to $1.83 a share. He said the Company also estimates that earnings for 2004 will be in the range of $1.85 to $2.00 a share.

     NW Natural's earnings guidance for the balance of 2003 and 2004 reflects the estimated impact of rate increases authorized in the Company's recently completed general rate case in Oregon. These rate increases included initial rate changes that were effective Sept. 1, 2003, as well as rate changes to be applied in late 2003 and late 2004 upon completion of the phases of NW Natural's project for the extension of its natural gas pipeline from the Mist gas storage field. Consistent with prior earnings guidance, the estimates for the balance of 2003 and 2004 also assume average weather conditions. The OPUC's approval of a weather normalization mechanism in NW Natural's Oregon general rate case, along with the decoupling mechanism approved last year, will help stabilize residential and commercial margin revenues at levels close to those reflected in the rate case.

     NW Natural will file a general rate case in Washington during the fourth quarter of 2003, with new rates expected to be in effect during the fourth quarter of 2004. The filing will be designed to recover the Company's higher costs of service including its costs for the expansion of its gas storage facilities, a new service center in Clark County, Washington, and other system improvements.

Dividends Declared
------------------

     The Board of Directors of NW Natural has increased the quarterly dividend on the Company's common stock, declaring a dividend of 32.5 cents a share on the common stock as well as regular quarterly dividends on its preferred stock. The dividends will be paid on Nov. 14, 2003, to shareholders of record on Oct. 31, 2003.

Conference Call Arrangements
----------------------------

     As previously reported, NW Natural will conduct a conference call and Webcast starting at 11:30 a.m. EST (8:30 a.m. Pacific Time) on Nov. 4 to review the Company's third quarter and year-to-date financial results as well as its guidance for the balance of 2003 and 2004.

     To hear the conference call live, please call 800.901.5213, or 617.786.2962 for callers outside the United States. Participants will be asked for their name, company name, phone number, the name of the conference they will be joining ("NW Natural") and the participant passcode (46073103). A replay of the call will be available two hours after completion of the conference on Nov. 4 and until Tuesday, Nov. 18. To access the recording, call 888.286.8010, and enter the conference identification number 55655544.

     To hear the conference by Webcast, log on to NW Natural's corporate Website at www.nwnatural.com and select the Webcast icon on the home page. A replay of the Webcast will be available two hours after the conference concludes.

     NOTE: This report contains forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934, as amended. The Company's future operating results will be affected by various uncertainties and risk factors, many of which are beyond the Company's control, including governmental policy and regulatory action, the competitive environment and economic factors, as well as weather conditions. For a more complete description of these uncertainties and risk factors, see the Company's filings with the Securities and Exchange Commission on Form 10-K for the year ended Dec. 31, 2002, and on Form 10-Q for the quarters ended March 31 and June 30, 2003.


                                      -0-


PRESS CONTACT:        Steve Sechrist
                      503/226-4211 Ext. 3517

INVESTOR CONTACT:     James Boehlke
                      503/721-2451
                      503/226-4211 Ext. 2451

                          NORTHWEST NATURAL GAS COMPANY
                          Comparative Income Statement
                           (Consolidated - Unaudited)




                                                  Three Months Ended
                                                  ------------------                     Increase
                                             9/30/03              9/30/02               (Decrease)
                                             -------              -------               ----------
      1.Gross Operating Revenues           $  69,481,000       $  78,717,000          $  (9,236,000)
      2.Net Income (Loss)                  $  (6,546,000)      $  (6,008,000)         $    (538,000)
    a/3.Earnings (Loss) Applicable to
           Common Stock                    $  (6,546,000)      $  (6,590,000)         $      44,000
      4.Average Shares of
           Common Stock
           Outstanding                        25,777,000          25,492,000                285,000
    a/5.Basic Earnings (Loss) Per Share
           of Common Stock                 $       (0.25)      $       (0.26)         $        0.01
    a/6.Diluted Earnings (Loss) Per
        Share of Common Stock              $       (0.25)      $       (0.26)         $        0.01


                                                     Year to Date
                                                     ------------                        Increase
                                             9/30/03              9/30/02               (Decrease)
                                             -------              -------               ----------

      1.Gross Operating Revenues           $ 393,509,000       $ 459,153,000          $ (65,644,000)
      2.Net Income                         $  24,320,000       $  25,447,000          $  (1,127,000)
    a/3.Earnings Applicable to
           Common Stock                    $  24,026,000       $  23,680,000          $     346,000
      4.Average Shares of
           Common Stock
           Outstanding                        25,692,000          25,389,000                303,000
    a/5.Basic Earnings Per Share
           of Common Stock                 $        0.94       $        0.93          $        0.01
    a/6.Diluted Earnings Per
        Share of Common Stock              $        0.93       $        0.93          $           -

    a/ After allowance for preferred and preference stock dividend requirements.


                          NORTHWEST NATURAL GAS COMPANY
                          Comparative Income Statement
                           (Consolidated - Unaudited)

                                                 Twelve Months Ended
                                                 -------------------                     Increase
                                             9/30/03             9/30/02                (Decrease)
                                             -------             -------                ----------
      1.Gross Operating Revenues           $ 575,732,000       $ 695,555,000          $ (119,823,000)
      2.Net Income                         $  42,665,000       $  49,838,000          $   (7,173,000)
    a/3.Earnings Applicable to
           Common Stock                    $  41,858,000       $  47,477,000          $   (5,619,000)
      4.Average Shares of
           Common Stock
           Outstanding                        25,658,000          25,340,000                 318,000
    a/5.Basic Earnings Per Share
           of Common Stock                 $        1.63       $        1.87          $        (0.24)
    a/6.Diluted Earnings Per Share
           of Common Stock                 $        1.62       $        1.86          $        (0.24)

<     a/ After allowance for preferred and preference stock dividend requirements.


                          NORTHWEST NATURAL GAS COMPANY
                              Financial Highlights
                      (Thousands, except per share amounts)
                              Third Quarter - 2003

                                               3 MONTHS ENDED                9 MONTHS ENDED                 12 MONTHS ENDED
                                                SEPTEMBER 30                  SEPTEMBER 30                   SEPTEMBER 30
                                             2003          2002            2003          2002             2003          2002
                                           -------------------------   ----------------------------   ----------------------------
Gross Operating Revenues                   $    69,481   $    78,717     $    393,509   $   459,153       $  575,732   $   695,555
Cost of Sales                                   30,016        40,658          196,907       253,864          296,875       397,701
                                           -------------------------   ----------------------------   ----------------------------
Operating Margin                                39,465        38,059          196,602       205,289          278,857       297,854
Operating Expense:
  O&M                                           22,801        19,685           70,203        62,087           93,236        85,229
  Other Taxes                                    6,719         6,781           24,886        25,635           33,327        35,651
  DD&A                                          13,556        13,035           40,060        38,633           53,517        51,291
                                           -------------------------   ----------------------------   ----------------------------
      Total Operating Expenses                  43,076        39,501          135,149       126,355          180,080       172,171
                                           -------------------------   ----------------------------   ----------------------------
Operating Income (Loss)                         (3,611)       (1,442)          61,453        78,934           98,777       125,683
Other Income  (Expense)                            771           248            1,535       (14,179)             824       (13,682)
Interest Charges - Net                           8,426         8,652           26,498        25,378           35,252        34,691
Income Tax Expense (Benefit)                    (4,720)       (3,838)          12,170        13,930           21,684        27,472
                                           -------------------------   ----------------------------   ----------------------------
Net Income (Loss) from Operations               (6,546)       (6,008)          24,320        25,447           42,665        49,838
  Preferred and Preference Dividends                 -           582              294         1,767              807         2,361
                                           -------------------------   ----------------------------   ----------------------------
Earnings (Loss) Applicable to
  Common Stock                             $    (6,546)  $    (6,590)    $     24,026   $    23,680      $    41,858   $    47,477
                                           =========================   ============================   ============================
Common Shares Outstanding:
  Average for Period                            25,777        25,492           25,692        25,389           25,658        25,340
  End of period                                 25,849        25,527           25,849        25,527           25,849        25,527
Earnings (loss) per Share:
  Basic                                    $     (0.25)  $     (0.26)    $       0.94   $      0.93      $      1.63   $      1.87
  Diluted                                  $     (0.25)  $     (0.26)    $       0.93   $      0.93      $      1.62   $      1.86

Dividends Paid Per Share                   $     0.315   $     0.315     $      0.945   $     0.945      $      1.26   $      1.26
Book Value Per Share - end of period       $     18.92   $     18.61     $      18.92   $     18.61      $     18.92   $     18.61
Market Closing Price - end of period       $    29.000   $    29.360     $     29.000   $    29.360      $    29.000   $    29.360

BALANCE SHEET DATA (AT END OF PERIOD):
 Total assets                              $ 1,336,579   $ 1,272,695     $  1,336,579   $ 1,272,695      $ 1,336,579   $ 1,272,695
  Common Stock Equity                      $   489,166   $   475,081     $    489,166   $   475,081      $   489,166   $   475,081
  Long-term debt and redeemable
    preferred stock (including
    amounts due in one year)               $   458,472   $   486,033     $    458,472   $   486,033      $   458,472   $   486,033

OPERATING STATISTICS:
Total Customers-end of period                  564,488       546,644          564,488       546,644          564,488       546,644

Gas Deliveries (therms)
  Res. & Comm. Customers                        47,952        55,040          378,171       401,803          566,996       600,835
  Industrial Firm                               11,155        10,544           37,676        49,974           50,917        69,496
  Industrial Interruptible                      13,087         2,444           25,075        22,724           28,592        38,793
  Transportation                               101,158       107,927          309,234       325,275          429,958       421,391
                                           -------------------------   ----------------------------   ----------------------------
Total                                          173,352       175,955          750,156       799,776        1,076,463     1,130,515

Gas Revenues
  Res. & Comm. Customers                   $    48,190   $    61,016     $    329,447   $   380,945      $   492,010   $   579,906
  Industrial Firm                                6,778         8,198           22,463        35,089           30,339        49,634
  Industrial Interruptible                       6,421         1,595           12,364        14,166           14,135        24,604
  Transportation                                 3,857         5,984           14,710        19,867           20,863        26,009
  Other revenues                                 2,084           363            7,331         2,442            8,907         2,406
                                           -------------------------   ----------------------------   ----------------------------
Total                                      $    67,330   $    77,156     $    386,315   $   452,509      $   566,254   $   682,559

Cost of gas sold                           $    29,998   $    40,637     $    196,866   $   253,075      $   296,825   $   392,323
Net operating revenues
  (utility margin)                         $    37,332   $    36,519     $    189,449   $   199,434      $   269,429   $   290,236

Degree Days
  Normal (20-year average)                          93            97            2,603         2,607            4,212         4,214
  Actual                                            43            75            2,456         2,724            3,964         4,281
Colder (warmer) than normal                       -54%           -23%              -6%            4%              -6%            2%
